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                                                                    EXHIBIT 23.6




Chamberlin & Associates
--------------------------------------------------------------------------------
                                                        7463 W. Otero Place
                                                        Littleton, CO  80123
                                                        Tele/FAX - 303-979-6753



March 17, 1997



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company") on Form S-8 (File No. 33-37306); Form S-3 (File No. 333-175); Form S-3 (File No. 333-11561); and
Form S- 3 (File No. 333-18449), of our report dated February 1994, pertaining to the metallurgy review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Very truly yours,

CHAMBERLIN & ASSOCIATES



/s/ Paul D. Chamberlin
-------------------------
Paul D. Chamberlin
Owner